Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-197895 on Form S-3 of our report dated February 24, 2015, August 6, 2015, relating to the consolidated financial statements and financial statement schedule of Black Hills Corporation and subsidiaries, as to the effects of the restatement discussed in Note 1 to the consolidated financial statements, and our report relating to the effectiveness of Black Hills Corporation and subsidiaries’ internal control over financial reporting dated February 24, 2015, August 6, 2015 as to the effects of the material weakness described in Management’s Report on Internal Control Over Financial Reporting (as revised) (which report expresses an adverse opinion on the effectiveness of Black Hills Corporation and subsidiaries’ internal control over financial report because of a material weakness), appearing in the Annual Report on Form 10-K/A of Black Hills Corporation for the year ended December 31, 2014, and to the reference to us under the heading “Experts” in the Prospectus, which is part of such Registration Statement.

/s/  Deloitte & Touche LLP

Minneapolis, MN

November 16, 2015